Exhibit 10.3

Aqua Bounty Technologies Inc.

Amendment No. 1 to the

Aqua Bounty Technologies Inc.

2006 Equity Incentive Plan

Aqua Bounty Technologies Inc., a Delaware corporation (the “Company”), by action of its Board of Directors taken in accordance with the authority granted to it by Section 17.1 of the Aqua Bounty Technologies Inc. 2006 Equity Incentive Plan (the “Plan”), hereby amends the Plan in the following respect effective June 26, 2007:

1.	By deleting Section 13.1 of the Plan and inserting in lieu thereof the following:

“13.1	Awards under this Plan may prescribe the extent to which, subject to any reasonable Board discretion, in the case of termination of employment or service by reason of death, disability, redundancy, normal or early retirement or any other reason, or in the case of hardship or other special circumstances, Share Options and SARs will become vested and exercisable, restrictions on Restricted Shares and Deferred Shares will lapse and performance targets will be deemed achieved and all other terms and conditions met, and all other awards will be delivered or paid.”